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                                                                    EXHIBIT 10.4


                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "AGREEMENT") is made as of March __ 2004, by and among UNITED COMMUNITY BANKS, INC., a Georgia corporation (the "COMPANY"; which shall include the Company's wholly-owned owned bank subsidiary, United Community Bank, a Georgia bank) and HOWARD V. TURNER, JR., a resident of the State of Georgia ("COVENANTOR").

         WHEREAS, Fairbanco Holding Company, Inc., a Georgia corporation ("FAIRBANCO") is the parent company of 1st Community Bank, a federal savings bank ("BANK") engaging in a full range of banking services in Fulton and Fayette Counties, Georgia (the "BUSINESS") and Covenantor is an executive officer of the Bank; and

         WHEREAS, the Company and Fairbanco have entered into that certain Agreement and Plan of Reorganization (the "ACQUISITION AGREEMENT") dated as of March 11, 2004, as amended, whereby the Company has agreed to purchase Fairbanco and Bank through the merger of Fairbanco with and into Company for cash and stock of the Company; and

         WHEREAS, as a condition of the Acquisition Agreement, Covenantor has agreed to grant to the Company a covenant not to compete with, solicit employees from, or disparage the Company in accordance with the terms of this Agreement;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations, warranties, benefits and obligations contained in this Agreement, and of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Covenantor hereby covenants with the Company that during the period from the Closing Date (as defined in the Acquisition Agreement) to the third (3rd) anniversary thereof, Covenantor shall not, upon the termination of Covenantor's employment with the Company, for any reason whatsoever, except as otherwise specifically permitted herein (the "COVENANT"):

         (a) directly or indirectly, for Covenantor's own account, or as a partner, member, employee, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, employee, advisor or agent of any corporation, bank, savings association, mutual thrift, credit union, trust, or other business or financial services organization or entity, within Fulton, Fayette or Coweta Counties, Georgia or a fifty (50) mile radius of any office of the Business located in Fulton or Fayette Counties, Georgia: own, manage, join, participate in, encourage, support, finance, be engaged in, have an interest in, give financial assistance or advice to, permit Covenantor's name to be used in connection with or be concerned in any way in the ownership, management, operation or control of, or be connected in any manner with any business which is or may compete with the Company;


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         (b)      solicit or assist anyone in soliciting in any way any employee of the Company to resign or sever his or her employment or to breach any employment agreement with the Company or affiliates of the Company; or

         (c) knowingly or intentionally damage or destroy the goodwill and esteem of the Company, the Business or the Company's suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company.

2. Notwithstanding any language to the contrary contained in this Agreement, it shall be permissible for Covenantor to engage in the conduct prohibited by Section 1(a) if Company terminates Covenantor's employment with the Company without Cause (as described below) or if Covenantor terminates his or her employment with the Company with Adequate Justification (as described below).

         (a)      For purposes of this Agreement "Cause" shall consist of any of
                  (i) the commission by Covenantor of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by Covenantor, which is intended to cause, causes, or is reasonably likely to cause material harm to the Company (including harm to its business reputation), (ii) the indictment of Covenantor for the commission or perpetration by Covenantor of any felony or any crime involving dishonesty, moral turpitude or fraud, (iii) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Company intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to Covenantor's performance) regulatory action against Covenantor or the Company (provided, that the Board of Directors determines in good faith, such action involves acts or omissions by or under the supervision of Covenantor or that termination of Covenantor would materially advance the Company's compliance with the purpose of the action or would materially assist the Company in avoiding or reducing the restrictions or adverse effects to the Company related to the regulatory action), (iv) Covenantor exhibits a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the Company's business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board of Directors' good faith and reasonable judgment, is materially detrimental to the Company's best interest, that, if susceptible of cure remains uncured ten (10) days following written notice to Covenantor of such specific inappropriate behavior, or (v) the continued failure by Covenantor to subsequently perform the duties reasonably assigned to Covenantor (given his or her training and experience), as judged in good faith by the Board of Directors of the Company, unless such failure is the result of incapacity due to mental or physical illness, disability or death, after ten (10) days' written demand for substantial performance is delivered by the Company that specifically identifies


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                  the manner in which the Company believes that Covenantor has not substantially performed his or her duties.

        (b) "Adequate Justification" means the occurrence of any of the following events or conditions: (i) any relocation more than thirty (30) miles of Covenantor's principal office that is not approved by Covenantor; or (ii) substantial reduction in Covenantor's compensation on the date hereof that is not approved by Covenantor. Adequate Justification shall only be deemed to have occurred if not cured by the Company within ten
                  (10) days following receipt of written notice from Covenantor which specifies with particularity the events which constitute such Adequate Justification.

3. Notwithstanding any language to the contrary contained in this Agreement, it shall be permissible for Covenantor to own stock or securities of any company which may be deemed competitive with the Company providing such shares or securities held by Covenantor are issued by a company listed on a national securities exchange or the NASDAQ National Market System and Covenantor owns less than a one percent (1%) interest thereof.

4. The parties agree that the remedies of the Company at law for any actual or threatened breach of this Agreement by Covenantor would be inadequate and that, in the event of such actual or threatened breach, in addition to any other remedy available to it, the Company shall be entitled to specific performance hereof, injunctive relief, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order.

5. The remedies provided for in this Agreement are non-exclusive and are in addition to each other and to any other remedy available generally at law or in equity.

6. Covenantor acknowledges that the Company is entering into this Agreement and the related Acquisition Agreement in reliance upon the Covenant. Covenantor further acknowledges and agrees that the Covenant is necessary and fundamental to the business of the Company, is not contrary to the public interest, and may be assigned by the Company in the event that Company sells or otherwise disposes of the Business.

7. If any portion of this Covenant is held to be unreasonable, arbitrary or against public policy, provisions of this Agreement shall be considered divisible both as to time and as to geographical areas; and each month of each year of the specified period shall be deemed to be a separate period of time. In the event any court determines the specified time period or geographical area to be unreasonable, arbitrary or against public policy, the lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against the public policy may be enforced. Notwithstanding the foregoing, Covenantor agrees to honor the terms of this Covenant for the time periods and areas specified herein and not to contest the enforceability of such periods or areas.


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8.       If any of the covenants, capacities, activities, periods or areas specified in this Covenant are considered unreasonable by a court of competent jurisdiction, the parties agree that the Court will have authority to limit such covenants, capacities, activities, periods or areas to that which the court deems proper in the circumstances.

9. This Agreement will be deemed to be a contract made under the laws of the State of Georgia, and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of Georgia, without regard to principles of conflict of laws.

10. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, successors and assigns.

11. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            UNITED COMMUNITY BANKS, INC.



                                            By:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------


                                            COVENANTOR




                                            -----------------------------------
                                            Howard V. Turner, Jr.


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